Exhibit 99.1

Markforged Announces Second Quarter 2024 Results

Announcing $25M Cost Reduction Initiative

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Results Compared To Second Quarter 2023

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Revenue was $21.7 million compared to $25.4 million.
•
Gross margin was 50.2% compared to 47.0%.
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Non-GAAP gross margin was 51.9% compared to 48.3%.
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Operating expenses were $27.9 million compared to $32.1 million.
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Non-GAAP operating expenses were $23.3 million compared to $26.6 million.
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Net loss was $14.4 million compared to net loss of $19.0 million.
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Non-GAAP net loss was $10.8 million compared to a loss of $12.5 million.
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Cash and cash equivalents including restricted cash were $93.9M million as of June 30, 2024, compared to $109.4 million as of March 31 2024. The balance at the end June 30, 2024 includes the funding of a $19.1 million surety bond recorded as restricted cash on the Company's balance sheet. This surety bond includes the $17.3 million verdict awarded in the Continuous Composite lawsuit in April 2024, plus $1.8 million of estimated interest on the judgment for the prejudgment period and duration of the appeal process.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included below under the heading “Non-GAAP Financial Measures.”

“We demonstrated strong execution in Q2 while effectively navigating the persistent macroeconomic headwinds,” said Shai Terem, President and CEO of Markforged. “During the quarter we shipped the first PX100 metal binder jetting system, the latest in a series of innovations Markforged is bringing to market. FX10 shipments have also accelerated in the 2nd quarter. The positive feedback and growing pipeline underscore the strength of our recent innovations, and positions the Company to return to growth in the second half of year. The continued rollout of new products, combined with our cost realignment initiatives, keeps us on a path to achieve sustainable growth.”

Business Updates

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$25 million Cost Reduction Initiative: Given the macroeconomic challenges and Markforged’s commitment to achieve sustainable growth, the Company is announcing a $25 million cost reduction initiative that Markforged expects to reduce the Company’s operating expenses to a yearly run rate of approximately $70 million. Markforged expects that most of these cost reductions will be completed in the second half of this year.
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1st PX100 Shipped: Markforged shipped the first PX100 metal binder jetting system in Q2. The PX100’s innovative technology offers customers in the automotive, medical, aerospace, luxury goods, and other demanding markets a cost effective way to mass produce precise metal parts that would be challenging or impossible using traditional manufacturing methods. Markforged remains on plan to ship additional units in the second half of the year.
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New Material Innovations: Markforged qualified two additional materials for FX series printers in the second quarter. Onyx FR, a flame retardant variant of Onyx® designed for aerospace and other applications on the factory floor requiring non-flammable parts, is now available for the FX10. And, high temperature continuous fiber (CF-HT) now enables FX20 customers to reinforce parts printed with Vega™ to achieve the strength of aluminum for aerospace and other demanding manufacturing applications.
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Accelerating FX10 Shipments: Markforged also accelerated shipments of the FX10 in Q2, underscoring the product's innovative features and superior capabilities for printing mission critical parts for the factory floor. The Company enters Q3 with a robust pipeline and intends to release additional capabilities prior to the IMTS conference in Q3 to drive growth in the second half of the year.

2024 Financial Outlook

Markforged anticipates fiscal year 2024 revenues to be between $90 and $95 million, compared to its prior expectation of between $95 and $105 million, which reflects more persistent macroeconomic headwinds than previously anticipated. The Company expects to see year-over-year revenue growth return in the second half of the year, including low-single digit quarter-over-quarter growth in Q3, underpinned by its new products, particularly the FX10. Given strong execution over the first half of this year, Markforged now expects non-GAAP gross margins to be in the upper range of their previous 48% - 50% guidance. Non-GAAP operating loss is expected to be in the range of $42.5 million - $47.0 million for the year, resulting in a non-GAAP loss per share in the range of $0.19 - $0.22 per share.

This guidance does not reflect any additional relief Continuous Composites may receive as a result of its post-trial claims. Continuous Composites has asserted through post-trial motions claims for royalty payments for sales of certain products manufactured or sold in the United States after December 31, 2023. Markforged anticipates a final ruling to occur in the second half of 2024. Markforged strongly disagrees with the verdict handed down in the Continuous Composites litigation and with the associated post-trial royalty claims. Markforged has retained a leading law firm to support efforts to overturn the verdict.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Thursday, August 8, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/

To participate in the call, please dial 1-877-407-9039 or 1-201-689-8470 ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically till Thursday, August 22, 2024, 11:59 PM ET by dialing 1-844-512-2921 or 1-412-317-6671, passcode 13743375.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible manufacturing by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that each of non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

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Non-GAAP gross margin is defined as GAAP gross profit (loss), less stock-based compensation expense, amortization, and certain non-recurring costs, divided by revenue.
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Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense, amortization, and certain non-recurring costs.
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Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs.
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Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the contributions of our directors; the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products and the FX10; market trends in the manufacturing industry; the duration and impact of macroeconomic factors; the benefits to consumers, functionality and applications of Markforged’s products; statements regarding our expectations concerning any impact to our business, balance sheet and cost structure; any statement regarding post-trial motions and appeal related to the Continuous Composites litigation; our disagreement with the Continuous Composites verdict; and our intention to challenge the Continuous Composites judgment. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2024 and December 31, 2023
(In thousands, except share data and par value amounts) (Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$73,390	$116,854
Restricted cash	19,122	—
Accounts receivable, net of allowance for expected credit losses ($438 and $360, respectively)	21,605	24,059
Inventory	22,557	26,773
Prepaid expenses	2,052	2,756
Other current assets	1,940	2,022
Total current assets	140,666	172,464
Property and equipment, net	16,945	17,713
Intangible assets, net	15,596	17,128
Right-of-use assets	34,819	36,884
Other assets	3,768	3,763
Total assets	$211,794	$247,952
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,749	$13,235
Accrued expenses	11,276	9,840
Litigation payable	17,511	—
Deferred revenue	8,997	8,779
Lease liabilities	7,361	7,368
Other current liabilities	—	1,526
Total current liabilities	53,894	40,748
Long-term deferred revenue	5,187	6,083
Contingent earnout liability	245	1,379
Long-term lease liabilities	33,420	35,771
Other liabilities	1,652	2,361
Total liabilities	94,398	86,342
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2024 and December 31, 2023; 202,549,293 and 198,581,263 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	373,397	366,281
Accumulated deficit	(255,008)	(204,664)
Accumulated other comprehensive income	(1,012)	(26)
Total stockholders’ equity	117,396	161,610
Total liabilities and stockholders’ equity	$211,794	$247,952

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$21,688	$25,449	$42,235	$49,539
Cost of revenue	10,810	13,476	21,224	25,984
Gross profit	10,878	11,973	21,011	23,555
Operating expenses
Sales and marketing	8,526	9,666	16,370	20,242
Research and development	9,060	10,286	18,995	20,666
General and administrative	10,334	12,120	22,499	24,248
Litigation judgment	—	—	17,300	—
Total operating expenses	27,920	32,072	75,164	65,156
Loss from operations	(17,042)	(20,099)	(54,153)	(41,601)
Change in fair value of derivative liabilities	95	125	126	314
Change in fair value of contingent earnout liability	1,295	(817)	1,134	(7)
Other expense	(84)	(16)	(219)	(222)
Interest expense	(170)	(116)	(324)	(116)
Interest income	1,230	1,577	2,630	3,268
Loss before income taxes	(14,676)	(19,346)	(50,806)	(38,364)
Income tax (benefit) expense	(278)	(358)	(462)	(357)
Net loss	$(14,398)	$(18,988)	$(50,344)	$(38,007)
Weighted average shares outstanding - basic and diluted	201,252,969	196,372,157	200,273,880	195,873,471
Net loss per share - basic and diluted	$(0.07)	$(0.10)	$(0.25)	$(0.19)

MARKFORGED HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the Three and Six Months Ended June 30, 2024 and 2023

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(14,398)	$(18,988)	$(50,344)	$(38,007)
Other comprehensive loss, net of taxes:
Unrealized loss on available-for-sale marketable securities, net	—	25	—	(25)
Foreign currency translation adjustment	55	(1,704)	(986)	(1,546)
Total comprehensive loss	$(14,343)	$(20,667)	$(51,330)	$(39,578)

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Hardware	$12,650	$16,506	$23,924	$31,701
Consumables	5,914	6,482	12,318	12,937
Services	3,124	2,461	5,993	4,901
Total Revenue	$21,688	$25,449	$42,235	$49,539

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Americas	$9,688	$11,982	$19,783	$22,440
EMEA	6,785	7,618	13,120	16,110
APAC	5,215	5,849	9,332	10,989
Total Revenue	$21,688	$25,449	$42,235	$49,539

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(14,398)	$(18,988)	$(50,344)	$(38,007)
Stock compensation expense	3,245	1,690	6,706	6,046
Change in fair value of derivative liabilities	(95)	(125)	(126)	(314)
Change in fair value of contingent earnout liability	(1,295)	817	(1,134)	7
Amortization	371	254	749	531
Litigation judgment	—	—	17,300	—
Non-recurring costs[1]	1,395	3,812	3,841	5,893
Non-GAAP net loss	$(10,777)	$(12,540)	$(23,008)	$(25,844)

[1]Non-recurring costs incurred during the three and six months ended June 30, 2024 and 2023 relate to litigation expense.

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Cost of Revenue	2024	2023	2024	2023
Cost of revenue	$10,810	$13,476	$21,224	$25,984
Stock compensation expense	35	89	84	162
Amortization	351	218	708	446
Non-GAAP Cost of Revenue	10,424	13,169	20,432	25,376

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Gross Profit	2024	2023	2024	2023
Gross profit	$10,878	$11,973	$21,011	$23,555
Stock compensation expense	35	89	84	162
Amortization	351	218	708	446
Non-GAAP gross profit	11,264	12,280	21,803	24,163

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Sales and Marketing Expenses	2024	2023	2024	2023
Sales and marketing expenses	$8,526	$9,666	$16,370	$20,242
Stock compensation expense	387	499	792	975
Amortization	20	36	41	85
Non-GAAP sales and marketing expenses	8,119	9,131	15,537	19,182

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Research and Development Expenses	2024	2023	2024	2023
Research and development expenses	$9,060	$10,286	$18,995	$20,666
Stock compensation expense	1,009	1,160	2,110	2,329
Non-GAAP research and development expenses	8,051	9,126	16,885	18,337

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP General and Administrative Expenses	2024	2023	2024	2023
General and administrative expenses	$10,334	$12,120	$22,499	$24,248
Stock compensation expense	1,814	(58)	3,720	2,580
Non-recurring costs[1]	1,395	3,812	3,841	5,893
Non-GAAP general and administrative expenses	7,125	8,366	14,938	15,775

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Operating Loss	2024	2023	2024	2023

Operating loss	$(17,042)	$(20,099)	$(54,153)	$(41,601)
Stock compensation expense	3,245	1,690	6,706	6,046
Amortization	371	254	749	531
Litigation judgment	—	—	17,300	—
Non-recurring costs[1]	1,395	3,812	3,841	5,893
Non-GAAP operating loss	(12,031)	(14,343)	(25,557)	(29,131)

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com